Exhibit 99.1

UNITED STATES OF AMERICA BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM WASHINGTON, D.C.

In the Matter of:

COMMUNITY TRUST BANK, INC.
Pikeville, Kentucky

   A State Member Bank
Docket No. 18-024-B-SM

Order to Cease and Desist Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended

WHEREAS, in recognition of the common goals of the Board of Governors of the Federal Reserve System (“Board of Governors”) and Community Trust Bank, Inc., Pikeville, Kentucky (the “Bank”), a state-chartered member of the Federal Reserve System, to ensure compliance by the Bank with all applicable federal and state laws, rules, and regulations including, but not limited to, section 5(a)(1) of the Federal Trade Commission Act (“FTC Act”) (15 U.S.C. § 45(a)(1)), and effective management of the legal, reputational, and compliance risks of the Bank, the Board of Governors and the Bank have mutually agreed to enter into this Consent Order (the “Order”);
WHEREAS, the Board of Governors and the Federal Reserve Bank of Cleveland (“Reserve Bank”) have conducted an inquiry that assessed the Bank’s marketing, selling, and billing practices related to deposit account add-on products;

WHEREAS, this Order is issued with respect to the following:

Initial Add-On Products

A.
Beginning in on or about November 1994 to January 2017, the Bank, through third parties, offered products containing bundles of consumer benefits to its deposit accountholders, which include, but are not limited to, products by the following names: Club, Bonus Pack, CTB 55+ Bonus Gold Pack (or Bonus Gold Pack), and Bonus Gold Pack–COB. The products included such benefits as payment card protection, lost key protection, and medical emergency data cards (“Initial Add-On Products”).

B.
In its marketing, the Bank represented to accountholders that the full bundle of benefits of the Initial Add-On Products would be effective upon enrollment. In fact, to the contrary, the accountholders had to take certain steps post enrollment to receive some of their benefits. The Bank did not adequately disclose this two-step enrollment process to the accountholders at or prior to the time of enrollment, or that the accountholders would billed regardless of benefit activation.

C.
The Bank also acquired deposit accounts from another insured depository institution where the accountholders had already enrolled in certain of the Initial Add-On Products, and after acquiring these deposit accounts from that insured depository institution, the accountholders were charged monthly fees despite the fact that the accountholders did not receive all of the benefits included in the Initial Add-On Products.

D.
By at least December 2002 and generally continuing through on or about January 2018, the Bank charged accountholders who enrolled in the Initial Add-On Products fixed monthly fees varying between $2 and $10 despite the fact that many of the accountholders did not receive all of the benefits included in the products that were sold to them. The Bank generally stopped charging accountholders who enrolled in the Initial Add-On Products in January 2018, but continues, through its third party, to charge full monthly fixed fees to some accountholders enrolled in some, but not all of, the Initial Add-On Products.

E.
Since at least December 2002, the Bank collected the fixed monthly fee payments by debiting the accounts of at least approximately 4,270 accountholders, despite the accountholders not receiving all of the benefits included in the Initial Add-On Products.

Identity Protection Plus

F.
From on or about October 2008 to November 2012, the Bank marketed an identity protection product known as Identity Protection Plus (“IPP”) to its accountholders. IPP was a package of consumer benefits that included, among other things, credit monitoring, payment card protection, and fraud support services.

G.
The Bank represented to accountholders that the full bundle of benefits of IPP would be effective upon enrollment. In fact, to the contrary, accountholders had to take certain steps post enrollment to receive some of their benefits. The Bank did not adequately disclose this two-step enrollment process to consumers at or prior to the time of enrollment, or that consumers would be billed regardless of benefit activation.

H.
Beginning in December 2008, the Bank charged accountholders $4.95 a month for IPP despite the fact that many accountholders did not receive all of the benefits included in IPP. As of on or about November 2015, the Bank continues to charge full fixed monthly fees for IPP to accountholders who have activated their credit monitoring benefit, but not all of the benefits included in IPP.

I.
Since December 2008, the Bank collected the fixed monthly fee payments by debiting the accounts of at least approximately 6,700 accountholders, despite the accountholders not receiving all of the benefits included in IPP.

The deficiencies specified in paragraphs A. through I. above resulted in unfair or deceptive acts or practices in or affecting commerce, within the meaning of section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)), and unsafe or unsound banking practices.
WHEREAS, the practices described above warrant an order by the Board of Governors against the Bank to cease and desist and take affirmative action under sections 8(b)(1), (2), (3), and (6) of the Federal Deposit Insurance Act, as amended (“FDI Act”) (12 U.S.C. §§ 1818(b)(1), (2), (3), and (6)), including the payment of restitution to affected consumers of at least approximately $4.75 million.

WHEREAS, the Bank has agreed to this Order;

WHEREAS, since engaging in the practices described above, the Bank has taken steps to improve its compliance risk management program;
WHEREAS, on June 13, 2018, the board of directors of the Bank adopted a resolution authorizing Mark A. Gooch, in his capacity as President and Chief Executive Officer of the Bank, to enter into this Order on behalf of the Bank and consent to compliance with each and every applicable provision of this Order by the Bank and to waive any and all rights that the Bank may have pursuant to section 8 of the FDI Act (12 U.S.C. § 1818), including, but not limited to: (i) the issuance of a notice of charges on any matters set forth in this Order; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; (iv) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of the Order or any provisions hereof;
NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered, pursuant to sections 8(b)(1), (2), (3), and (6), of the FDI Act (12 U.S.C. §§ 1818(b)(1), (2), (3), and (6)), that:

No Misrepresentations or Omissions

1.	The Bank shall continue to take all action necessary to correct all violations of the FTC Act cited in paragraphs A. through I. of this Order.
2.
The Bank shall refrain from making, or allowing to be made, in connection with any product or service, any misleading or deceptive representation, statement, or omission, expressly or by implication, including but not limited to with respect to Initial Add-On Products or IPP (collectively the “Deposit Account Add-On Products”).

3.
The Bank shall make no representations to any insured depository institution, any consumers, or any other person or entity that the Board of Governors, the Reserve Bank, or any employee, agent, or representative of the Board of Governors or the Reserve Bank have endorsed or approved any aspect of any product or service offered by the Bank.

Marketing, Sale, and Billing of Deposit Account Add-On Products and Similar Products

4.	As of the effective date of this Order, the Bank may not:

(a)	collect fees from existing consumers enrolled in the Deposit Account Add-On Products or any similar products; or

(b)
market, solicit, offer for sale, or sell, directly or indirectly, Deposit Add- On Products or any similar products, except pursuant to a written plan, acceptable to the Reserve Bank, designed to ensure that the Bank's marketing, servicing, and billing of such products comply with all applicable consumer protection and other laws and the terms of this Order.

(c)	Any written plan submitted by the Bank under this paragraph must:

(i)
address the manner in which the Bank, or any third party through which the Bank provides such products or services, informs consumers and prospective consumers that some component benefits will not be activated until consumers take affirmative steps to receive some or all of the component benefits and describes the steps the consumers must take to receive such benefits; and

(ii)	describe how the Bank will avoid having consumers billed for component benefits that a consumer does not receive.

Board and Senior Management Oversight Plan

5.
Within 90 days of this Order, the board of directors of the Bank shall submit to the Reserve Bank an acceptable written plan to strengthen the board of directors’ oversight of the compliance risk management program. The plan shall describe the actions that the board of directors has taken and/or will take to improve the Bank’s compliance risk management program and a timeline for the actions to be taken. The plan shall, at a minimum, address, consider, and include:

(a)	measures to communicate the board of directors’ clear expectations regarding compliance with consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1));
(b)	measures to ensure adherence to approved compliance policies, procedures, and standards for consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1));
(c)
measures to ensure that the compliance program is administered by senior management and other personnel with sufficient expertise in, and knowledge of, consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)), and to ensure that the Bank has adequate levels and types of officers and staff to comply fully with all requirements of this Order;

(d)
measures to ensure the appropriate and timely resolution of audit findings, compliance risk assessments, and examination findings for consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)); and

(e)
measures to enhance reports on the status and results of measures taken, or to be taken, by senior management to remediate outstanding compliance issues, to implement major compliance initiatives, and to comply fully with this Order.

Consumer Compliance Risk Management Plan

6.
Within 90 days of this Order, the Bank shall submit to the Reserve Bank an acceptable written plan to enhance the consumer compliance risk management program to ensure that the marketing, processing, and servicing of consumer products and services, such as for Deposit Account Add-On Products, offered through a Third Party (“Third Party Products”) comply with all consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)). The consumer compliance committee of the board of directors shall have responsibility for overseeing the development and implementation of the plan required by this paragraph. The plan shall, at a minimum, address, consider, and include:

(a)
measures to ensure that the program is developed in accordance with applicable supervisory guidance of the Board of Governors, including, but not limited to, the guidance entitled, “Guidance on Managing Outsourcing Risk,” dated December 5, 2013 (SR 13- 19/CA 13-21); “Community Bank Risk-Focused Consumer Compliance Supervision Program,” dated November 18, 2013 (CA 13-19); “Revised Federal Reserve Examination Procedures for Section 5 of the FTC Act,” dated July 13, 2016 (CA 16-4); and “Unfair or Deceptive Acts or Practices by State-chartered Banks,” dated March 11, 2004 (CA 04-2);

(b)
measures to enhance the Bank’s marketing materials, disclosures, and similar documentation for consumer products and services to ensure that consumers receive material information in a manner that is accurate, clear, complete, and conspicuous, including for notice prior to enrollment of the post enrollment steps required for accountholders to receive all of the benefits associated with Deposit Account Add-On Products;

(c)
measures to ensure that the compliance program is administered by compliance personnel with sufficient expertise in, and knowledge of, applicable consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)), and to ensure that a sufficient amount of personnel is provided to comply fully with all requirements of this Order;

(d)	measures to enhance policies and procedures for:
(i)
the review, approval, and maintenance by the Bank of: (1) all marketing, advertising, solicitation materials (including direct mail, in branch, or Internet solicitations, promotional materials, telemarketing scripts, website content, mobile applications, and social media content), and similar communications for consumer products and services, including Third Party Products; (2) other materials provided to consumers generated in connection with the marketing, processing, and servicing of consumer products and services, including any account agreements and account statements; (3) all materials related to customer service; (4) all materials documenting the service-level standards for services provided by all Third Party Product providers and their partners, servicers, vendors, and any of their providers or sub-servicers (collectively, “Third Party Product Providers”), including due diligence reports, monitoring and audit results, and financial materials; and (5) any material changes thereto;

(ii)
prompt notification to the Bank by its Third Party Product Providers of any complaints, regardless of the source; inquiries or investigations from federal or state agencies or legislative bodies; and legal actions received from any party raising concerns about the practices of any Third Party Product Provider;

(iii)
promptly addressing and resolving consumer complaints and inquiries arising in connection with consumer products or services, including any Third Party Product, monitoring such complaints and inquiries and identifying any trends concerning the nature of the complaints, and promptly addressing the root causes of such complaints and inquiries;

(iv)	the periodic review by the Bank’s board of directors and senior management of the Bank’s business and strategic plans relating to agreements with Third Party Product Providers;
(v)
assessing consumer compliance risk, performing the necessary due diligence in the approval of new relationships with Third Party Product Providers, and implementation of appropriate risk management procedures and controls for new relationships with Third Party Product Providers; and

(vi)
updating policies and procedures on an ongoing basis as necessary to incorporate new or changes to consumer protection laws and regulations issued by federal or state agencies affecting consumer products or services, including Third Party Products;

(e)
measures to ensure on-going, periodic training of appropriate Bank personnel, including the board and senior management, that addresses compliance with consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1));

(f)
measures to enhance the risk monitoring process and management information systems to identify, manage, and promptly correct compliance weaknesses, including any weaknesses in compliance with section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)), in the marketing, processing, and servicing of consumer products and services, including Third Party Products;

(g)
measures to enhance the internal controls, including enhancing internal audits for compliance with consumer protection laws and regulations, including section 5(a)(1) of the FTC Act (15 U.S.C. § 45(a)(1)), in the marketing, processing, and servicing of consumer products and services, including Third Party Products;

(h)
measures to ensure that any arrangement with a Third Party Product Provider to market, process, and/or service Third Party Products requires that the Bank has the ultimate authority to determine the terms, manner, and conditions under which the Third Party Product will be marketed, processed, and/or serviced for consumers, and that the Third Party Product Provider will make any changes, on a prospective basis, in such terms, manner, and conditions that the Bank deems necessary to comply with applicable laws and regulations; and

(i)	measures to ensure that the Bank takes the actions required by paragraphs 1 through 4 of this Order.

Restitution and Other Relief

7.
Within 10 days of this Order, the Bank shall deposit an amount of not less than $4.75 million into a qualified settlement fund pursuant to section 1.468B-1, et seq., of the Treasury Regulations, promulgated under section 468B of the Internal Revenue Code, or otherwise into a segregated deposit account at an insured depository institution acceptable to the Reserve Bank (“Reserve Account”) for the purpose of providing restitution as required by this Order. The Bank shall make all restitution payments required by this Order regardless of whether the total of such payments exceeds the segregated amount required by this paragraph.  No disbursements may be made out of the Reserve Account, except those made pursuant to the restitution plan submitted and not objected to by the Reserve Bank pursuant to this Order.

8.
Within 60 days of this Order, the Bank shall submit to the Reserve Bank an acceptable written plan to provide for remediation and restitution in connection with this Order (“Restitution Plan”). The Restitution Plan shall, at a minimum, address, consider, and include provisions for the Bank to:

(a)
reimburse to each accountholder, who at any time paid the full amount of monthly fees for Initial Add-On Products, the total amount of monthly fees paid by such accountholder for Initial Add-On Products for any month in which that accountholder did not receive all of the component benefits of Initial Add-On Products sold to that accountholder;

(b)
reimburse to each accountholder, who at any time paid the full amount of monthly fees for IPP, the total amount of monthly fees paid by such accountholder for IPP for any month in which that accountholder did not receive all of the component benefits of IPP sold to that accountholder by the Bank;

(c)
make reimbursements required by paragraph 8(a) and 8(b) by paying the appropriate amount by check to accountholders with closed deposit accounts or by crediting the accounts of accountholders with active deposit accounts (“Eligible Consumers”); and

(d)	provide written notice to Eligible Consumers explaining that the check or credit is being issued pursuant to this Order.

9.	In addition, the Restitution Plan shall address, consider, and include:
(a)
a description of the process that the Bank will use to calculate restitution for each Eligible Consumer. At a minimum, such description shall specify: (i) the data fields involved in the calculation; (ii) how the Bank will use the data to calculate the restitution amounts; (iii) each Eligible Consumer’s name and account number; and (iv) the amount of restitution due to each Eligible Consumer pursuant to paragraph 8; and

(b)
proposed text of the following items: letters or notices that will be sent to the Eligible Consumers entitled to credits to their accounts; letters that will accompany the restitution checks to Eligible Consumers receiving refunds; restitution checks; envelopes in which the restitution checks will be enclosed; and any letters or notices required to be sent to Eligible Consumers required by paragraph 8. The text of the letters to Eligible Consumers shall include: satisfactory language explaining the reasons that the Bank is crediting the account or sending a restitution check; a reference to the web address for any press release by the Board of Governors related to this Order; and a statement that the restitution payment itself does not limit a consumer’s rights that otherwise might be available. The face of each restitution check shall clearly and conspicuously state the number of days within which the Eligible Consumer must cash the check, which may not be less than 90 days.

10.
Within 30 days after receipt of the Reserve Bank’s written non-objection to the Restitution Plan, the restitution described in paragraph 8 shall be made and the letters, including the notices, checks, and envelopes described in paragraph 8 shall be sent to the Eligible Consumers without modifications. Letters and any checks are to be sent by United States Postal Service first-class mail, address correction service requested, to each Eligible Consumer’s last known address reflected in the Bank (or its third party’s) records or the most recent address provided by the National Change of Address System. The envelopes shall contain only the materials to which the Reserve Bank has provided a non-objection. The Bank shall make reasonable attempts to locate Eligible Consumers or their estates, including a standard address search using the National Change of Address System, or other similar system, if the notification letter and/or restitution check is returned for any reason. The Bank shall promptly re-mail all returned letters and restitution checks to corrected addresses.

11.
      (a)                          No earlier than 90 days from the date the restitution checks were originally mailed, the Bank may void all checks that were returned or have not been negotiated, provided the Bank includes a mechanism in the Restitution Plan by which Eligible Consumers can obtain a restitution payment for a period of 360 days from the date the restitution check was originally mailed.

(b)
The total amount of any restitution payments that had been made by checks that were voided and that were not cashed or deposited by Eligible Consumers, and the total amount of any interest or other payments earned on the Reserve Account shall be distributed to the United States Treasury.

(c)
Once the Reserve Bank, determines that all required restitution obligations described in paragraphs 7, 8, 9, 10, and 11 of this Order have been satisfied and the Reserve Bank issues the appropriate non-objection, the Bank may close the Reserve Account and remit to the Bank any excess funds remaining therein.

Independent Third-Party Auditor

12.
Within 45 days of the date of this Order, the Bank shall hire an independent auditor who is acceptable to the Reserve Bank, who shall verify that the Bank made restitution as directed by the Reserve Bank. The independent auditor shall prepare a final written report (“Final Report”) evaluating the processes and procedures by which the Bank made the restitution, including the amounts of all restitution credits and refunds required by this Order. The Restitution Plan shall contain a date by which the independent auditor’s Final Report shall be submitted to the Reserve Bank for non-objection. Prior to delivery of the Final Report, the Reserve Bank may require the independent auditor to produce interim reports or other updates related to the progress of the Restitution Plan. All reports by the independent auditor shall be submitted simultaneously to the Bank and the Reserve Bank.

Approval, Implementation, and Progress Reports

13.	The Bank shall submit written plans that are acceptable to the Reserve Bank within the applicable time periods set forth in this Order.
14.
Unless otherwise provided above, within 10 days of approval by the Reserve Bank, the Bank’s board of directors shall adopt the approved plans. Upon adoption, the Bank shall promptly implement the approved plans and thereafter fully comply with them.

15.	During the term of this Order, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.
16.
Within 45 days after the end of each calendar quarter following the date of this Order, the Bank’s board of directors or an authorized committee shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices

17.	All communications regarding this Order shall be sent to:

(a)	Richard M. Ashton Deputy General Counsel Board of Governors of the Federal Reserve System 20 & C Streets, N.W. Washington, D.C. 20551

(b)	Stephen H. Jenkins Senior Vice President Federal Reserve Bank of Cleveland P.O. Box 6387 Cleveland, Ohio 44101-1387

(c)	Mark A. Gooch President and Chief Executive Officer Community Trust Bank, Inc. P.O. Box 2947 Pikeville, Kentucky 41502-2947

Miscellaneous

18.	Notwithstanding any provision of this Order to the contrary, the Reserve Bank may, in its discretion, grant written extensions of time to the Bank to comply with any provision of this Order.
19.	The provisions of this Order shall be binding upon the Bank, its institution- affiliated parties, in their capacities as such, and its successors and assigns.
20.	Each provision of this Order shall remain effective and enforceable until stayed, modified, or terminated, or suspended in writing by the Reserve Bank.
21.
The provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any further or other action affecting the Bank, or any of its current or former institution-affiliated parties or its successors or assigns, or any other of the Bank’s subsidiaries.

22.
Nothing in this Order, expressed or implied, shall give to any person or entity, other than the parties hereto and their successors hereunder, any legal or equitable right, remedy, or claim under this Order.

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By Order of the Board of Governors of the Federal Reserve System effective this 25th day of July 2018.

COMMUNITY TRUST BANK, INC.        BOARD OF GOVERNORS
    OF THE FEDERAL RESERVE SYSTEM

By:_____________/s/______________           By:_____________/s/_________________
Mark A. Gooch                      Margaret McCloskey Shanks
President and                      Deputy Secretary of the Board
Chief Executive Officer